EXHIBIT 99.1

CHENIERE ENERGY, INC. NEWS RELEASE
Cheniere Energy, Inc. Reports Second Quarter 2014 Results
Houston, Texas - July 31, 2014 - Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG) reported a net loss attributable to common stockholders of $201.9 million, or $0.90 per share (basic and diluted), for the three months ended June 30, 2014, compared to a net loss attributable to common stockholders of $154.8 million, or $0.71 per share (basic and diluted), for the comparable 2013 period. For the six months ended June 30, 2014, Cheniere reported a net loss attributable to common stockholders of $299.7 million, or $1.34 per share (basic and diluted), compared to a net loss attributable to common stockholders of$271.9 million, or $1.26 per share (basic and diluted), during the corresponding period of 2013.

Results include significant items for the three and six months ended June 30, 2014 of $189.8 million and $236.6 million, compared to $7.1 million and $41.6 million for the comparable 2013 periods, respectively. The significant items for the three and six months ended June 30, 2014 related to liquefied natural gas (“LNG”) terminal development expenses, derivative losses, and loss on early extinguishment of debt. LNG terminal development expenses were primarily for the liquefaction facilities being developed by us near Corpus Christi, Texas (the “Corpus Christi Liquefaction Project”), and for the liquefaction facilities Cheniere Energy Partners, L.P. (“Cheniere Partners”) is developing through Sabine Pass Liquefaction, LLC (“Sabine Pass Liquefaction”) at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “Sabine Pass Liquefaction Project”). Derivative losses were primarily the result of the change in fair value of Sabine Pass Liquefaction’s interest rate derivatives to hedge the exposure to volatility in a portion of the floating-rate interest payments under Sabine Pass Liquefaction’s four credit facilities (the “2013 Liquefaction Credit Facilities”). Loss on early extinguishment of debt was related to Sabine Pass Liquefaction’s write-off of debt issuance costs in connection with the early extinguishment of $2.1 billion of the 2013 Liquefaction Credit Facilities.

General and administrative expense decreased $67.4 million and $79.3 million in the three and six months ended June 30, 2014, respectively, as compared to the three and six months ended June 30, 2013, primarily as a result of the timing of awards under bonus plans relating to the Sabine Pass Liquefaction Project. Included in general and administrative expenses were non-cash compensation expenses of $24.6 million and $59.2 million for the three and six months ended June 30, 2014, respectively, compared to $103.2 million and $162.4 million for the comparable 2013 periods, respectively.

Results are reported on a consolidated basis and include our ownership interest in Cheniere Partners, which is based on our 100% ownership of the general partner and 84.5% ownership interest in Cheniere Energy Partners LP Holdings, LLC which owns 55.9% of Cheniere Partners.

Overview of Recent Significant Events

▪
Our wholly owned subsidiary, Corpus Christi Liquefaction, LLC (“Corpus Christi Liquefaction”), has entered into LNG Sale and Purchase Agreements (“SPAs”) beginning in the second quarter 2014 through July 2014 with the following customers for the Corpus Christi Liquefaction Project:

◦
Endesa Generación, S.A. (which has been assigned to Endesa S.A.) and Endesa S.A. (together, “Endesa”) under which Endesa has agreed to purchase a total of 117.3 million MMBtu of LNG per year (approximately 2.25 mtpa) upon the date of the first commercial delivery of LNG from Train 1;

◦
Iberdrola S.A. (“Iberdrola”) under which Iberdrola has agreed to purchase a total of 39.7 million MMBtu of LNG per year (approximately 0.76 mtpa) upon the date of first commercial delivery of LNG from Train 2. In addition, Corpus Christi Liquefaction will provide Iberdrola with bridging volumes of 19.8 million MMBtu per contract year, starting on the date on which Train 1 becomes commercially operable and ending on the date of the first commercial delivery of LNG from Train 2;

◦
Gas Natural Fenosa LNG SL (“Gas Natural Fenosa”) under which Gas Natural Fenosa has agreed to purchase a total of 78.2 million MMBtu of LNG per year (approximately 1.5 mtpa) upon the date of first commercial delivery of LNG from Train 2;

◦
Woodside Energy Trading Singapore Pte Ltd (“Woodside”) under which Woodside has agreed to purchase a total of 44.1 million MMBtu of LNG per year (approximately 0.85 mtpa) upon the date of first commercial delivery of LNG from Train 2;

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PT Pertamina (Persero) (“Pertamina”) under which Pertamina has agreed to purchase an additional 39.7 million MMBtu of LNG per year (approximately 0.76 mtpa) upon the date of first commercial delivery of LNG from Train 2; and

◦
Électricité de France, S.A. (“EDF”) under which EDF has agreed to purchase 40.0 million MMBtu of LNG per year (approximately 0.77 mtpa) upon the date of first commercial delivery of LNG from Train 3. In addition, Corpus Christi Liquefaction will provide EDF with bridging volumes of 20.0 million MMBtu per contract year, starting on the date on which Train 2 becomes commercially operable and ending on the date of the first commercial delivery of LNG from Train 3.

▪
In May 2014, Sabine Pass Liquefaction issued an aggregate principal amount of $2.0 billion of 5.75% Senior Secured Notes due 2024 and $0.5 billion of 5.625% Senior Secured Notes due 2023. Net proceeds from the offering of approximately $2.5 billion were used to repay certain outstanding indebtedness under the 2013 Liquefaction Credit Facilities, and the remaining proceeds are being used to pay a portion of the capital costs in connection with the construction of the first four natural gas liquefaction trains (“Trains”) of the Sabine Pass Liquefaction Project in lieu of a terminated portion of the commitments under the 2013 Liquefaction Credit Facilities.

Liquefaction Projects Update
Sabine Pass Liquefaction Project
Through Cheniere Partners we are developing up to six Trains, each with an expected nominal production capacity of approximately 4.5 mtpa at the Sabine Pass LNG terminal adjacent to the existing regasification facilities.
The Trains are in various stages of development.

▪
Construction on Trains 1 and 2 began in August 2012, and as of June 30, 2014, the overall project for Trains 1 and 2 was approximately 69% complete, which is ahead of the contractual schedule. Based on our current construction schedule, we anticipate that Train 1 will produce LNG as early as late 2015.

▪
Construction on Trains 3 and 4 began in May 2013, and as of June 30, 2014, the overall project for Trains 3 and 4 was approximately 36% complete, which is ahead of the contractual schedule. We expect Trains 3 and 4 to become operational in late 2016 and 2017, respectively.

▪
Trains 5 and 6 are under development. We have entered into SPAs for approximately 3.75 mtpa in aggregate that commence with the date of first commercial delivery for Train 5. We have received authorizations from the Department of Energy (“DOE”) to export 503 Bcf per year of LNG volumes from Trains 5 and 6 to free trade agreement (“FTA”) countries. Authorization to export LNG to non-FTA countries is pending. Federal Energy Regulatory Commission (“FERC”) authorization is also pending. We will contemplate making a final investment decision to commence construction on Trains 5 and 6 based upon, among other things, entering into acceptable commercial arrangements, receiving all regulatory approvals and obtaining financing.

Corpus Christi Liquefaction Project
We continue to make progress on the commercialization and development of the Corpus Christi Liquefaction Project, which is being designed for up to three Trains with expected aggregate nominal production capacity of approximately 13.5 mtpa of LNG.

▪	To date, we have entered into SPAs aggregating approximately 6.9 mtpa of LNG volumes commencing with Trains 1 and 2 and 0.77 mtpa of LNG volumes commencing with Train 3.

▪
We have received authorization from the DOE to export up to 767 Bcf per year of domestically produced LNG to FTA countries. Authorization to export LNG to non-FTA countries is pending. FERC authorization is also pending.

We will contemplate making a final investment decision to commence construction of the Corpus Christi Liquefaction Project based upon, among other things, entering into acceptable commercial arrangements, receiving all regulatory approvals and obtaining financing.
Timelines for Liquefaction Projects

Target Date
	Sabine Pass Liquefaction			Corpus Christi Liquefaction
Milestone	Trains 1 & 2	Trains 3 & 4	Trains 5 & 6
DOE export authorization	Received	Received	Received FTA Pending Non-FTA	Received FTA; Pending Non-FTA
Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa	T5: Completed T6: 2014	T1-T2: Completed
- BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
- Gas Natural Fenosa	3.5 mtpa
- KOGAS		3.5 mtpa
- GAIL (India) Ltd.		3.5 mtpa
- Total Gas & Power N.A.			2.0 mtpa
- Centrica plc			1.75 mtpa
- PT Pertamina				1.52 mtpa
- Endesa, S.A.				2.25 mtpa
- Iberdrola, S.A.				0.76 mtpa
- Gas Natural Fenosa LNG SL				1.50 mtpa
- Woodside Energy Trading Singapore				0.85 mtpa
- Électricité de France, S.A.				0.77 mtpa
EPC contract	Completed	Completed	2015	Completed
Financing			2015	2014
- Equity	Completed	Completed
- Debt commitments	Received	Received
FERC authorization
- FERC Order	Received	Received	2014/2015	2014/2015
- Certificate to commence construction	Received	Received
Issue Notice to Proceed	Completed	Completed	2015	2015
Commence operations	2015/2016	2016/2017	2018/2019	2018/2019

Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG-related businesses, and owns and operates the Sabine Pass LNG terminal and Creole Trail Pipeline in Louisiana. Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG terminal. Through its subsidiary, Cheniere Energy Partners, L.P., Cheniere is developing a liquefaction project at the Sabine Pass LNG terminal adjacent to the existing regasification facilities for up to six Trains, each of which is expected to have a nominal production capacity of approximately 4.5 mtpa. Construction has begun on Trains 1 through 4 at the Sabine Pass Liquefaction Project. Cheniere has also initiated a project to develop liquefaction facilities near Corpus Christi, Texas. The Corpus Christi Liquefaction Project is being designed for up to three Trains, with expected aggregate nominal production capacity of approximately 13.5 mtpa of LNG, three LNG storage tanks with capacity of 10.1 Bcfe and two LNG carrier docks. Commencement of construction for the Corpus Christi Liquefaction Project is subject, but not limited, to obtaining regulatory approvals, entering into long-term customer contracts sufficient to underpin financing of the project, obtaining financing, and Cheniere making a final investment decision. Cheniere believes that LNG exports from the Corpus Christi Liquefaction Project could commence as early as 2018.
For additional information, please refer to the Cheniere Energy, Inc. website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Securities and Exchange Commission.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

 (Financial Table Follows)

Cheniere Energy, Inc.
Selected Financial Information
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
LNG terminal revenues	$66,841	$66,426	$133,260	$132,487
Marketing and trading revenues (losses)	324	416	981	(149)
Other	480	335	954	745
Total revenues	67,645	67,177	135,195	133,083

Operating costs and expenses
General and administrative expense	67,720	135,076	141,528	220,875
Depreciation	17,298	15,173	32,773	30,286
LNG terminal operating expense	29,409	31,068	43,096	46,327
LNG terminal development expense	15,263	22,081	27,375	39,168
Other	90	57	170	159
Total operating costs and expenses	129,780	203,455	244,942	336,815

Loss from operations	(62,135)	(136,278)	(109,747)	(203,732)

Other income (expense)
Interest expense, net	(43,789)	(42,016)	(84,059)	(82,278)
Loss on early extinguishment of debt	(114,335)	(80,510)	(114,335)	(80,510)
Derivative gain (loss), net	(60,178)	95,509	(94,859)	78,041
Other income (expense)	(189)	413	121	889
Total other expense	(218,491)	(26,604)	(293,132)	(83,858)

Loss before income taxes and non-controlling interest	(280,626)	(162,882)	(402,879)	(287,590)
Income tax provision	(84)	(1,022)	(176)	(942)
Net loss	(280,710)	(163,904)	(403,055)	(288,532)
Less: net loss attributable to non-controlling interest	(78,782)	(9,140)	(103,317)	(16,664)
Net loss attributable to common stockholders	$(201,928)	$(154,764)	$(299,738)	$(271,868)

Net loss per share attributable to common stockholders—basic and diluted	$(0.90)	$(0.71)	$(1.34)	$(1.26)
Weighted average number of common shares outstanding—basic and diluted	223,602	217,397	223,406	216,520

	June 30,	December 31,
	2014	2013
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$889,887	$960,842
Restricted cash and cash equivalents	670,659	598,064
Accounts and interest receivable	4,175	4,486
LNG inventory	5,800	10,563
Prepaid expenses and other	20,963	17,225
Total current assets	1,591,484	1,591,180

Non-current restricted cash and cash equivalents	1,855,769	1,031,399
Property, plant and equipment, net	7,933,868	6,454,399
Debt issuance costs, net	259,716	313,944
Non-current derivative assets	20,236	98,123
Goodwill	76,819	76,819
Other	121,403	107,373
Total assets	$11,859,295	$9,673,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$30,205	$10,367
Accrued liabilities	320,918	186,552
Deferred revenue	26,639	26,593
Other	13,121	13,499
Total current liabilities	390,883	237,011

Long-term debt, net	8,987,850	6,576,273
Long-term deferred revenue	15,500	17,500
Other non-current liabilities	4,105	2,396

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value, 5.0 million shares authorized, none issued	—	—
Common stock, $0.003 par value
Authorized: 480.0 million shares at June 30, 2014 and December 31, 2013
Issued and outstanding: 238.1 million shares at June 30, 2014 and December 31, 2013	715	716
Treasury stock: 9.2 million shares and 9.0 million shares at June 30, 2014 and December 31, 2013, respectively, at cost	(189,646)	(179,826)
Additional paid-in-capital	2,533,119	2,459,699
Accumulated deficit	(2,400,645)	(2,100,907)
Total stockholders’ equity	(56,457)	179,682
Non-controlling interest	2,517,414	2,660,375
Total equity	2,460,957	2,840,057
Total liabilities and equity	$11,859,295	$9,673,237

As of June 30, 2014, we had cash and cash equivalents of $889.9 million available to Cheniere. In addition, we had current and non-current restricted cash and cash equivalents of $2,526.4 million (which included current and non-current restricted cash and cash equivalents available to Cheniere Partners, Sabine Pass Liquefaction and Sabine Pass LNG, L.P.) designated for the following purposes: $2.1 billion for the Sabine Pass Liquefaction Project, $51.4 million for Cheniere Creole Trail Pipeline, L.P., $91.1 million for interest payments related to the Sabine Pass LNG senior secured notes, and $319.2 million for other restricted purposes.

CONTACTS:
Investors: Randy Bhatia: 713-375-5479 Christina Burke: 713-375-5104
Media: Diane Haggard: 713-375-5259